As filed with the Securities and Exchange Commission on April 17, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary proxy materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMMEDIATE ACTION NEEDED

INNOVATOR ETFS TRUST

Dear Shareholder:

You are receiving this communication as you are a shareholder in one or more of the Innovator ETFs Trust Funds. There continues to be strong vote response regarding the Special Meeting of Shareholders, however, the Special Meeting has been adjourned until April 28, 2026.

Goldman Sachs has acquired Innovator Capital Management, the investment adviser to your ETF. Your ETF still needs to approve a new advisory agreement as part of this change.

Your vote is a simple way to help us keep your funds’ management in place without possible liquidation, which may result in a taxable event.

NOTHING CHANGES ABOUT YOUR FUND

✓ Same investment strategy and objectives

✓ Same portfolio managers and advisory team

✓ Same management fees

✓ Same shares. Your holdings are not affected.

After careful review, the Board of Trustees unanimously recommends you vote FOR.

When you vote your shares, phone calls, emails and paper mailings will stop. You can vote right now by clicking the link below.

<< VOTE HERE >>

Innovator has engaged Sodali & Co. Fund Solutions to solicit Innovator shareholders. If you would like to vote with a live agent, you can call Sodali at:

1-866-217-8062

Hours of Operation:

●	Monday – Friday from 10:00 a.m. to 11:00 p.m. ET
●	Saturday from 12:00 p.m. to 5:00 p.m. ET

Once you vote, all mailings and calls will stop!

Thank you in advance for your consideration on this important vote.

Link to proxy statement and all materials:

https://proxyvotinginfo.com/p/innovatoretfs2026

The Proxy Statement contains important information about the proposals affecting your fund and therefore you are advised to read it.